                                                                                                           EXHIBIT 20A
Metris Receivables, Inc.                             Metris Master Trust                                Monthly Report
Securityholders' Statement                              Series 1999-2                                         Sep-2005

Section 5.2                                                      Class A                Class B              Total
(i)  Security Amount                                             500,000,000.00      49,450,550.00      549,450,550.00
(ii)  Security Principal Distributed                                       0.00                 --                0.00
(iii)  Security Interest Distributed                               1,798,437.50                 --        1,798,437.50
       Security Interest Distributed based on
       $1,000 per Security                                            3.5968750                 --           3.5968750
(iv)  Principal Collections                                       34,887,819.91       3,450,443.77       38,338,263.68
(v)  Finance Charge Collections                                   11,310,451.58       1,118,616.10       12,429,067.68
     Recoveries                                                      426,667.65          42,197.90          468,865.55
     Principal Funding Account Investment Earnings                         0.00               0.00                0.00
     Accumulation Period Reserve Account Investment Earnings               0.00               0.00                0.00
       Total Finance Charge Collections                           11,737,119.23       1,160,814.00       12,897,933.23
               Total Collections                                  46,624,939.14       4,611,257.77       51,236,196.91
(vi)  Aggregate Amount of Principal Receivables                              --                 --    5,478,682,873.74
      Invested Amount (End of Month)                             500,000,000.00      49,450,550.00      549,450,550.00
      Floating Allocation Percentage                                  9.1262811%         0.9025992%         10.0288803%
      Fixed/Floating Allocation Percentage                            9.1262811%         0.9025992%         10.0288803%
      Invested Amount (Beginning of Month)                       500,000,000.00      49,450,550.00      549,450,550.00
      Average Daily Invested Amount                                          --                 --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)                 --                 --                  --
      Current                                                                --              87.23%   5,024,030,413.45
      30 Days to 59 Days (1 to 29 Days Contractually Delinquent)             --               4.67%     269,083,666.61
      60 Days to 89 Days (30 to 59 Days Contractually Delinquent)            --               2.25%     129,681,909.64
      90 Days and Over (60+ Days Contractually Delinquent)                   --               5.85%     336,731,465.63
                Total Receivables                                            --             100.00%   5,759,527,455.33
(viii) Aggregate Investor Default Amount                                     --                 --        5,854,326.58
       As a % of Average Daily Invested Amount                               --                 --                  --
       (Annualized based on 365 days/year)                                   --                 --               12.96%
(ix) Charge-Offs                                                           0.00               0.00                0.00
(x)  Servicing Fee                                                           --                 --          903,206.38
(xi) Unreimbursed Redirected Principal Collections                           --                 --                0.00
(xii) Excess Funding Account Balance                                         --                 --                0.00
(xiii) New Accounts Added                                                    --                 --             110,460
(xiv) Average Gross Portfolio Yield                                          --                 --               28.56%
      Average Net Portfolio Yield                                            --                 --               15.60%
(xv)  Minimum Base Rate                                                      --                 --                6.32%
      Excess Spread                                                          --                 --                9.28%
(xvi) Principal Funding Account Balance                                      --                 --                0.00
(xvii) Accumulation Shortfall                                                --                 --                0.00
(xviii) Scheduled date for the commencement of the
        Accumulation Period                                                  --                 --          April 2006
        Accumulation Period Length                                           --                 --                 N/A
(xix)  Principal Funding Account Investment Proceeds Deposit                 --                 --                0.00
       Required Reserve Account Amount                                       --                 --                0.00
       Available Reserve Account Amount                                      --                 --                0.00
       Covered Amount                                                        --                 --                0.00
(xx) Aggregate Interest Rate Caps Notional Amount                            --                 --      500,000,000.00
     Deposit to the Caps Proceeds Account                                    --                 --                0.00
(xxi) Policy Claim Amount                                                    --                 --                0.00
(xxii) Net Excess Spread Trigger Event Occurrence                            --                 --                 Yes
       Invested Amount                                                       --                 --      549,450,550.00
       Current One Month Excess Spread (%)                                   --                 --                9.28%
       Current Three Month Average Excess Spread (%)                         --                 --                8.48%
       Required Spread Account Deposit (%)                                   --                 --                1.50%
       Spread Account Maximum as of 10/18/05 ($)                             --                 --           8,241,758
           Excess Spread, Beginning Balance, 9/1/05                          --                 --           8,241,758
           Current Month Deposits                                            --                 --                   0
           Current Month Releases                                            --                 --                   0
       Excess Spread, Ending Balance, 9/30/05                                --                 --           8,241,758